Exhibit 99.2

                         Jones Lang LaSalle Incorporated
                             200 East Randolph Drive
                             Chicago, Illinois 60601

July 16, 2004

Mr. Colin Dyer
[Home Address]

Dear Colin:

On behalf of our Board of Directors, I am very pleased to confirm our offer of employment to you as President and Chief Executive Officer of Jones Lang LaSalle Incorporated (the Company). While you serve in that capacity, (i) the Company will use its best efforts to cause you to be nominated for and elected to serve as a member of our Board of Directors (the Board), (ii) you will be the Chair of our Global Executive Committee (the GEC), our most senior internal management committee, and (iii) you will be designated as one of our International Directors, which constitutes our most senior group of executives.

Duties and Authority. You shall have such duties, responsibilities, power and authority as are provided to the President and Chief Executive Officer under the Company's By-Laws and as are typically associated with such position. You will report solely and directly to the Board and all other executives of the Company will, directly or indirectly, report to you.

During your employment, you shall devote your full time business efforts and energies to the supervision and conduct of the business and affairs of the Company and to the furtherance of its interests as directed by the Board. Notwithstanding the foregoing, you may devote reasonable time to other activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of the Board, inhibit or prohibit the performance of your duties under this letter, or conflict in any material way with the business of the Company or any affiliate. The Board recognizes that you are currently a member of the board of directors of Northern Foods plc and agrees that you may continue to serve in that capacity.

In addition, your service as an executive member of the Board would be subject to our Corporate Governance Guidelines, a copy of which is attached as Annex A.

Place of Employment and Commencement Date. Your principal places of employment shall be Chicago, Illinois and London, England, subject to business travel consistent with the needs and demands of the Company. Your employment will commence on September 7, 2004 (the Employment Commencement Date).

Base Salary. During your employment, the Company will compensate you with a base salary (Base Salary) at the rate of US$750,000 per annum, payable semi-monthly in

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accordance with the Company's  normal payroll  schedule.  The level of your Base
Salary will remain in effect through December 31, 2005, after which it shall be subject to approval by the Compensation Committee of the Board (the Compensation Committee) in accordance with the procedures it establishes from time to time with respect to the establishment of executive compensation and based on your individual performance, the financial performance of the Company and market considerations generally, provided, however, that both your Base Salary and your target Annual Bonus opportunity referred to below for 2006 and thereafter will be no less than your Base Salary and target Annual Bonus opportunity for 2005.

Annual Bonus. During your employment, you shall be eligible to receive an annual bonus (Annual Bonus) pursuant to the Company's annual bonus program. Your target bonus for the remainder of the calendar year 2004 shall be US$250,000 and shall be paid in no less than 100% of such amount by March 31, 2005 at the same time as we generally pay bonuses. Your target bonus for calendar year 2005 shall be US$750,000 payable by March 31, 2006 at the same time as we generally pay bonuses. For calendar year 2006 and after, the Compensation Committee will establish your annual target bonus amounts as set forth below.

Subject to the minimum guaranteed amount for 2004 set forth above, the annual payment of your target bonus shall be subject to approval by the Compensation Committee, and shall be paid, to the extent thereof, subject to year to year variations. Factors included in considering your individual bonus awards include, without limitation, your performance against specific objective and subjective standards that will be developed between you and the Compensation Committee in accordance with the Company's Individual Performance Management Program (IPMP), subjective evaluation by the Compensation Committee and the overall performance of the Company. A consideration of these factors may lead to your receiving more than, or less than, your target bonus amounts.

It is the Company's policy to consider bonuses annually. To earn and be paid a bonus, individuals must generally be employed by the Company on the date that bonuses are paid. If you leave the firm voluntarily for any reason prior to the date that bonuses are paid (other than in the case of Constructive Termination) or if your employment is terminated for Cause, you will not be paid any part of your bonus, pro rata or otherwise. Notwithstanding the foregoing, if you leave the firm involuntarily for any reason other than Cause, or if you die or become totally and permanently disabled, in any case prior to the fourth (4th) anniversary of the Employment Commencement Date, you will be paid a pro rata portion of your target Annual Bonus for the applicable year. Further information about the payment of your bonus under other circumstances is set forth below under "Condition of Employment and Severance Plan."

2004 Make-Whole Bonus Payment. In addition to the Annual Bonus payable in respect of 2004 as set forth in the foregoing section, the Company shall pay you a make-whole bonus amount (Make-Whole Bonus) to the extent that your actual bonus paid by your current employer in respect of 2004 is less than your target bonus at such employer, provided, however, that notwithstanding the foregoing, in no event shall the Make-Whole Bonus exceed US$325,000 or be less than US$75,000. The Make-Whole Bonus shall be paid to you within 30 days after you provide the Company with a letter stating that your prior employer has


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determined your bonus for 2004 and indicating the difference between your target bonus and your actual bonus from such employer.

Share Ownership Plan. As an officer of the Company, you will, beginning with your Annual Bonus for 2004 (but not with respect to the Make-Whole Bonus), participate in the firm's Share Ownership Plan (SOP), through which a percentage of your Annual Bonus, if any, will be delivered to you in the form of deferred Jones Lang LaSalle Common Stock and the amount of which will be increased by 25% in terms of dollar value. Details of the SOP are attached to this letter as Annex B. The SOP, which is subject to change on an annual basis, applies uniformly to all officers of the Company, and the terms of the SOP will apply to you in the same fashion that it applies to all International Directors on an ongoing basis.

Restricted  Stock. As of the Employment  Commencement  Date, you will be granted
Restricted Stock Units (RSUs) under our Amended and Restated Stock Award and Incentive Plan (the SAIP) that represent 40,000 shares of the Company's Common Stock. One-half of the total number of RSUs will vest on the third anniversary of the Employment Commencement Date and one-half will vest on the fifth anniversary.

In addition to the foregoing, if the Company has met its objectives for 2005 as established by the Board, then the Company shall grant you RSUs under the SAIP that represent no less than 20,000 shares of the Company's Common Stock promptly after the Board has determined in its discretion during 2006 that such objectives have been met. One-half of the total number of such RSUs, to the extent thereof, would vest on January 1, 2008 and one-half will vest on January 1, 2010. For 2006 and thereafter, the Board or its Compensation Committee will annually establish your RSU and/or other equity-based compensation award levels based on your individual performance, the financial performance of the Company, and market considerations generally.

All RSUs granted to you will be subject to the terms of the SAIP, and a specific award agreement that will be given to you, the forms of both of which are attached as Annex C. Notwithstanding any provisions in the SAIP, the SOP, other plan documents or a specific award agreement to the contrary, the Company agrees that all RSUs contemplated above and any other equity-based compensation awards (including any deferred shares under the SOP) that remain unvested at such time as your employment may be terminated by the Company without Cause (as defined below under Condition of Employment and Severance Plan) shall automatically become fully vested and any equity-based awards that may be granted to you in the form of stock options or similar rights shall vest and remain exercisable for the lesser of three years or the remaining full term of the option or similar award.

International Director Long-Term Incentive Plan. As of the Employment Commencement Date, you will be granted, retroactive to January 1, 2004, one unit in the International Director Long-Term Incentive Plan. The materials describing this Plan and the terms of your interest are attached as Annex D.


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Fringe Benefits.  In addition to your direct compensation,  you will be entitled to the benefits available generally to the Company's executive officers pursuant to and subject to the terms of the Company programs under which such benefits are offered, including the following:

      o     a total of 28 days annually for vacation, personal and sick leave;

      o     health and dental insurance;

      o     tax advantaged health care and transportation spending accounts;

      o     Company sponsored and supplemental life insurance;

      o Company sponsored and supplemental disability and long-term care insurance;

      o reimbursement for the costs of relocating you and your family generally in accordance with the Company's employee relocation policy for Company-initiated moves for exempt full-time employees, including reimbursement of all amounts relating to the remainder of your apartment lease in Washington, D.C. (namely, either the remaining rental payments or the amount required to be paid in connection with its early termination);

      o eligibility to participate in the 401(k) Savings and Retirement Plan and to receive the Company's matching amounts thereunder;

      o     eligibility to participate in the Employee Stock Purchase Plan; and

      o     eligibility to participate in the Deferred Compensation Plan.

Details of these benefits are included in the firm's policies and benefits summaries and plan descriptions, copies of which will be provided to you on or before the Employment Commencement Date.

Expense Reimbursement. You will be authorized to incur reasonable expenses for entertainment, traveling, meals, lodging, and similar items in promoting the Company's business and for business communication costs, such as cellular phone service, internet service, and a wireless e-mail device and service. The Company will reimburse you for all reasonable expenses so incurred provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

Condition of Employment and Severance Plan. Employment by the Company is not for a fixed period of time, and your employment will be "at will." This means that either the firm or you may terminate your employment at any time, with or without notice or cause and that the payment of Base Salary and Annual Bonus as provided above remains contingent on the continuation of your employment. You will, however, be eligible to participate as a member of the GEC in the Jones Lang LaSalle Severance Pay Plan as amended and restated effective May 1, 2004, a copy of which is attached as Annex E (the Severance Pay Plan). The Severance Pay Plan specifically provides for the payment of severance and annual bonuses in the event of a termination without Cause and in other events. Notwithstanding the provisions of the Severance Pay Plan to the contrary or any changes in the provisions of such Plan that would otherwise restrict your rights thereunder, the following terms shall apply to you:

      o The circumstances in which payment of severance is precluded under the Severance Pay Plan shall be limited to terminations of employment for the reasons described in clauses (a), (c), (d) and
            (e) of Section 2.2 of the Severance Pay Plan, dealing with


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            terminations for Cause, voluntary  termination,  and terminations by reason of death or disability.

      o If your employment is terminated on or prior to the fourth (4th) anniversary of the Employment Commencement Date under circumstances for which you would be eligible to receive severance, then the amount of severance you will receive shall be two (2) years of Base Salary and target Annual Bonus instead of one year and your actual Annual Bonus for the year of termination shall be determined as contemplated by the last paragraph under the heading "Annual Bonus" above. If your employment is terminated after the fourth (4th) anniversary of the Employment Commencement Date under circumstances for which you would be eligible to receive severance, then the amount of severance you will receive shall be one (1) year of Base Salary and target Annual Bonus, and your actual Annual Bonus for the year of termination shall be calculated as set forth in the Severance Pay Plan.

      o For purposes of this letter and the appendices to this letter, including the Severance Pay Plan, "Cause" means (i) your commission of a deliberate and premeditated act in bad faith against the interests of the Company; (ii) your conviction of, or your entry of a plea of nolo contendere to, any crime having as its predicate element fraud, dishonesty or misappropriation involving the property of the Company; (iii) your willful refusal or willful failure to perform your duties as set forth herein; or (iv) your breach of any material term of this letter or any other written agreement between you and the Company. If the Company asserts that "Cause" exists, you will be (I) notified in writing of the termination for Cause at least 30 days before the effective date of such termination; (II) provided a reasonable opportunity for you to be heard, with counsel, before the Board regarding any disputed facts before the proposed effective date of your termination for Cause; and (III) provided 30 days in which to correct the circumstances alleged to constitute such Cause. The Board will make a final determination of whether Cause exists following any hearing and opportunity to correct, provided that a determination that Cause exists shall require an affirmative vote of at least 2/3 of the non-employee and non-officer members of the Board.

      o For purposes of this letter and the appendices to this letter, a Constructive Termination shall be treated as an involuntary termination of your employment by the Company without Cause. "Constructive Termination" means your voluntary termination of employment following (i) a change in location of your principal place of business by more than 75 miles without your consent; (ii) the assignment to you of any duties inconsistent in any substantial respect with your position, authority, or responsibilities as contemplated by this letter or any other substantial adverse change in such position, including title, authority, and responsibility;
            (iii) any material breach by the Company of this letter or any other agreement between you and the Company; or (iv) the failure of the Company to require any purchaser of or successor to substantially all of the assets of the Company or any enterprise with which or into which the Company may be merged to assume the Company's obligations under this letter. A Constructive Termination shall not be deemed to have occurred unless you provide the Company with written notice of the reason for such Constructive Termination and afford the Company 30 days within which the Company may correct the circumstances alleged to constitute the Constructive Termination.


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Directors  and  Officers  Insurance  and  By-Law  Indemnification.  You  will be entitled to coverage under the commercial insurance policies that the Company maintains from time to time with respect to liability for the actions of our Directors and Officers acting in such capacities. In addition, you will be entitled to the indemnification provided under the Company's By-Laws in effect on the date of this letter, a copy of which are attached as Annex F. During your employment and following any termination of employment, such coverage and indemnification will be at least as favorable to you as that provided to any other new or continuing Company executive.

Code of Business Ethics and Other Corporate and Personnel Policies. The Company strongly believes that compliance by its employees with all applicable laws and ethical business practices is critical to its success. Accordingly, you will be asked to become familiar with the firm's Code of Business Ethics, a copy of which has been provided to you, and to certify that you will at all times act in accordance with its provisions. Continuing compliance with the Code will be a condition to continued employment with the Company. You also agree to become familiar and comply with the Company's corporate and personnel policies. The Code of Business Ethics and the corporate and personnel policies are all maintained on the Company's intranet, known as Delphi, to which all employees are given access. In order to facilitate your transition into your new position, prior to the Employment Commencement Date the Company may provide you with confidential information, Company equipment and access to its computer network and in such event you agree to comply with the Company's policies (including the applicable provisions of the Code of Business Ethics) with respect thereto.

No Restrictions. You represent and warrant to the Company that you are not bound by any restrictive covenants, court orders, laws or regulations, and that you have no prior or other obligations or commitments of any kind, that would in any way prevent, restrict, hinder or interfere with your acceptance of continued employment or the performance of all duties and services contemplated hereunder to the fullest extent of your ability.

Public Disclosures. You understand that the Company will file this letter publicly with the United States Securities and Exchange Commission as part of its required disclosures as a public company. This letter may also be disclosed as otherwise required by applicable laws or regulations. You also agree that the Company may make such additional disclosures about you and your compensation from time to time as and to the extent required by applicable laws and regulations and that you will provide the Company with all necessary information upon request.

Reimbursement for Legal, Tax and Other Expenses. The Company will reimburse you for reasonable fees and out-of-pocket costs you incur for (1) legal and tax advice in connection with the negotiation of this letter agreement and matters relating hereto and (2) legal and other services in order to maintain your visa for United States employment and obtain a permanent residence permit ("green card") allowing your continued residence and employment within the United States as well as similar services as needed for your immediate family.


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In  addition,  during  your  employment  with  the  Company  (and  for one  year thereafter) and in the event that you are required to file an income tax return in a second country as the result of your employment by the Company, the Company will reimburse you for up to US$10,000 annually for advice and assistance that you obtain from an accounting firm of your selection with respect to the preparation of tax returns and/or payment of taxes for such second country in which you are required to file such return. Furthermore, in the event you are required to file an income tax return in any third or more country as the result of your employment by the Company, the Company will reimburse you for the cost of the advice and assistance that you obtain from an accounting firm of your selection with respect to the preparation of such tax return.

To the extent that you are subject to tax in any jurisdiction on the amount of any expense reimbursement provided under this letter (such as reimbursement for relocation, business, or legal expenses) and you are not entitled to benefit from a corresponding tax deduction for such expense, the Company will make a cash payment to you in an amount such that, after receiving the payment and taking into account any taxes on such payment, you will be in the same financial position as if the expense reimbursement had not been subject to tax in any jurisdiction.

Protection Against Multiple Taxation. To the extent that, after taking into account all national and local taxes owed in any jurisdiction and any credits, exemptions, and other offsets under applicable tax law, your aggregate compensation from the Company is subject to a greater amount of tax than it would have been had you been subject to tax only in the United States, then the Company will make a cash payment to you in an amount such that, after receiving the payment and taking into account any taxes on such payment, you will be in the same financial position as if you had been subject to tax in only the United States. To the extent appropriate and not inconsistent with this letter, the Company's Tax Equalization Policy, a copy of which has been provided to you, shall apply to the preparation and payment of your income taxes. You agree to permit the Company, at its own expense, to designate its own accounting firm to participate in the preparation of your income tax returns for the purpose of reasonably and legitimately minimizing the Company's excess tax reimbursement costs to be paid to you.

Governing Law. This letter shall be governed by and interpreted in accordance with the laws of the State of Illinois, United States, without regard to the choice of law provisions thereof.

                            [signature page follows]


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Acceptance. Please indicate your acceptance of this offer, and your agreement to the terms and conditions set forth above, by signing the enclosed copy of this letter and returning it to me. The offer set forth in this letter shall remain in effect until the close of business on July 26, 2004.

We greatly look forward to welcoming you to the firm and are confident that our shareholders, clients and employees will benefit from your leadership and that our relationship with you will be mutually satisfying and rewarding.

Very truly yours,

JONES LANG LASALLE INCORPORATED

By: /s/ Stuart L. Scott
    ----------------------------------
    Stuart L. Scott
    Chairman of the Board of Directors

Accepted:

   /s/ Colin Dyer
   --------------
   Colin Dyer

Date of Acceptance: 19 July 2004


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                                     ANNEXES

Annex       Title
-----       -----

A           Corporate Governance Guidelines
B           Share Ownership Plan (SOP)
C-1         Stock Award and Incentive Plan (SAIP)
C-2         Form of Award Agreement under SAIP
D           International Director Long-Term Incentive Plan
E           Severance Pay Plan
F           By-Laws


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Annex A

                         CORPORATE GOVERNANCE GUIDELINES

     [Available on the Company's public website at www.joneslanglasalle.com]


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

Annex B

                           SHARE OWNERSHIP PLAN (SOP)

The Share Ownership Plan provides for a portion of the annual bonus to be awarded in deferred shares of common stock of the Company. International, Regional and National Director levels are eligible for participation in this Plan. By providing this benefit to these Director levels, the Company recognizes that this group of senior managers contributes so very much to our success--and will ensure the effectiveness of our global platform going forward. It also addresses one of our key aims in encouraging share ownership deeper into the Company.

OBJECTIVES OF THE PLAN

1) Align a portion of the compensation of those most responsible for the results of the Company with the interests of shareholders.

2) Reward people who make long-term contributions to the Company and encourage retention through long-term wealth building incentives.

3) Reinforce the "one firm" mindset by encouraging employee ownership across business units and regions

THE PLAN

For each annual bonus payment made while the Plan continues, the deferral amounts will be:

International Directors             20%
Regional Directors                  15%
National Directors                  10%

The Company will contribute an additional "uplift" of 25% of the amount deferred to provide a sizeable and predictable wealth building contribution and encourage share ownership. We believe that this uplift is exceptional and makes this program particularly attractive for our directors. For example, SOP shares issued for plan year 1999 and 2000 appreciated 159% and 126% respectively when they vested on July 1st of 2002 (appreciation figures include the uplift as well as appreciation in stock price). Whilst there can be no guarantee that future returns will be as good, and indeed could possibly be negative, we firmly believe that the 25% does provide an excellent cushion for the potential downside and a springboard for the upside.

The vesting schedule is 50% of the shares and premium vesting after eighteen months, and the remaining 50% vesting after thirty months. Once vested, the shares are owned by the individual, including any share price gains (or losses) from the original allocation date. The individual is free to sell the shares if he or she wishes to, although the hope and


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intention is that  individuals will accumulate a meaningful share ownership over time. The pricing of the stock will be at the closing price on the first trading day in each new year.

Following advice we have received from external tax authorities, we understand that tax is generally not applied to the part of the annual bonus awarded in deferred shares of the Company or to the 25% enhancement (or any subsequent gains in the share price) until the deferred shares become vested. Thus, in addition to the enhancement, a significant tax deferral benefit is afforded to the executive. However, this tax treatment is in most cases, dependent on no dividends being paid or voting rights held during the restricted period. Conditions to vesting rights are that the individual must be employed with the Company at the stipulated vesting dates. These conditions do not apply to those retiring in the normal course of business, to the estates of those deceased, or indeed to any who have been made redundant. Those who are dismissed for cause will, however, forfeit.

FORFEITURE

Employees who voluntarily leave the firm prior to vesting dates will forfeit their bonus deferrals and the firm contributions. It is important that this rule is fully understood by everybody so as to prevent misunderstanding at a later date.

OWNERSHIP GUIDELINES

Below are the stock ownership guidelines for our key leaders. We firmly believe company owners make better leaders and managers.

Title                                 Ownership Level

International Director                Four times base salary in stock ownership
Regional Director                     Three times base salary in stock ownership
National Director                     Two times base salary in stock ownership

All the above should be calculated as value on January 1 each year.

Individuals with ownership levels that exceed guidelines may receive their full bonus amounts in cash, at their discretion.

These guidelines are similar to other service firms in and out of our industry. We have not established a time frame to achieve these ownership levels, but we are providing a sizeable company contribution (25%) to deferred bonus amounts as an incentive to achieve these levels.


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Annex C-1

                         STOCK AWARD AND INCENTIVE PLAN

    [Incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002]


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Annex C-2

                         JONES LANG LASALLE INCORPORATED

                     FORM OF RESTRICTED STOCK UNIT AGREEMENT
         (Under the Amended and Restated Stock Award and Incentive Plan)

THIS RESTRICTED STOCK UNIT GRANT ("Restricted Unit Grant"), dated as of _________________ (the "Grant Date"), is granted by JONES LANG LASALLE INCORPORATED (the "Company"), to [First_Name] [Surname], (the "Grantee") as Restricted Stock Units pursuant to the Company's Amended and Restated Stock Award and Incentive Plan (the "Plan"). The following table sets out the basic information regarding this Restricted Unit Grant, and Appendix A sets out the terms and conditions of this Restricted Unit Grant. This Restricted Unit Grant is subject to such terms and conditions and to the further terms and conditions contained in the Plan. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan. By accepting this Restricted Unit Grant, Grantee accepts all such terms and conditions.

----------------------------------------------------------------------------------
1.    Number of shares of Stock with      [M__Number_B_]
      respect to which Grantee is
      granted Restricted Stock Units
----------------------------------------------------------------------------------
2.    Grant Price                         [PriceB]
----------------------------------------------------------------------------------

3.    Time of vesting and issuing of      This Restricted Unit Grant shall vest
      Restricted Unit Grant               and shares of Stock shall be issued as
                                          to one-half (1/2) of the Restricted
                                          Stock Units on each of:
                                          (i)  __________, (3rd anniversary); and
                                          (ii) __________, (5th anniversary)
----------------------------------------------------------------------------------
4.    Effect of termination of            (i)   Termination by Reason of Death,
      employment on vesting                     Total and Permanent Disability, or
                                                Special Circumstances - this
                                                Restricted Unit Grant shall
                                                continue to vest in accordance
                                                with Item 3 above
                                          (ii)  Termination by Reason of
                                                Retirement - this Restricted Unit
                                                Grant shall become fully vested
                                                and shares of Stock shall be
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                                issueable the earlier of eighteen
                                                months from the date of the
                                                approved Retirement or in
                                                accordance with Item 3 above.
                                          (iii) Voluntary Resignation or
                                                Termination for Cause - the
                                                portion of this Restricted Unit
                                                Grant which has not already vested
                                                in accordance with Item 3 above at
                                                the time of such resignation or
                                                termination shall not vest and
                                                shares of Stock shall not be
                                                issued, but shall be forfeited
                                          (iv)  Involuntary Termination without
                                                Cause - this Restricted Unit Grant
                                                shall become fully vested and
                                                shares of Stock shall be issueable
                                                promptly thereafter

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and the Grantee has agreed to the terms and conditions of this Restricted Stock Unit Grant.

                                                JONES LANG LASALLE INCORPORATED

                                                By: Stuart L. Scott
                                                    Chairman of the Board

Accepted by: __________________
             (Grantee)

Date:__________________________

                                   APPENDIX A

                         JONES LANG LASALLE INCORPORATED

                        RESTRICTED STOCK UNITS AGREEMENT

                              TERMS AND CONDITIONS

1.     DEFINITIONS

       (i) "Cause" means failure to perform the Grantee's job responsibilities in good faith, poor performance, falsification of Company records, theft, failure to cooperate with an investigation, use or distribution on the premises of the Company or any of the Company's subsidiaries of illegal drugs, or conviction of any crime against the Company, any of the Company's subsidiaries or any of their employees.

       (ii) "Data" means personal information about the Grantee, including the Grantee's name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all SOP Grants or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the purpose of managing and administering the Plan.

       (iii) "Retirement" means termination of employment by the Grantee (other than by death or Total and Permanent Disability) under the terms set forth or agreed to by the Board of Directors or the Committee, in their sole discretion.

       (iv) "Special Circumstances" means such circumstances as shall be determined solely by the Board of Directors or the Committee.

       (v) "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

       (vi) "Total and Permanent Disability" means a disability qualifying the Grantee to receive benefits under the applicable total and permanent disability income plan provided by the Company or the subsidiary of the Company which employs Grantee.

2.     ACKNOWLEDGMENT AND WAIVER

By entering into this Restricted Stock Unit Agreement, the Grantee acknowledges that:

       (i) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time and the Company, in its discretion, shall have the power and authority to (a) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan; (b) determine which non-United States-based operations (e.g., subsidiaries, branches, representative offices) participate in the Plan; (c) modify the terms and conditions of any Restricted Unit Grants made to such eligible individuals, or with respect to such non-United States-based operations; and (d) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Company;

       (ii) this Restricted Unit Grant is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;

       (iii) all determinations with respect to any such future grants, including, but not limited to, the times when Restricted Unit Grants shall be granted, the number of shares subject to each Restricted Unit Grant, the grant price, and the time or times when each Restricted Unit Grant shall be issueable, will be at the sole discretion of the Company;

       (iv) the Grantee's participation in the Plan shall not create a right to further employment with the Grantee's employer and shall not interfere with the ability of the Grantee's employer to terminate the Grantee's employment relationship at any time with or without cause;

       (v)    the Grantee's participation in the Plan is voluntary;

       (vi) the value of this Restricted Unit Grant is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract, if any, and is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, long-service awards, or similar payments;

       (vii) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty and if the value of the underlying Stock decreases in value, so will the value of this Restricted Unit Grant;

       (viii) this Restricted Unit Grant has been granted to the Grantee in the Grantee's status as an employee of his or her employer, and can in no event be understood or interpreted to mean that the Company is the Grantee's employer or that the Grantee has an employment relationship with the Company; provided, however, that this provision shall not affect any Grantee who is actually employed by the Company; and

       (ix) the ultimate liability for any and all tax, social insurance and any other payroll tax ("tax-related items") withholding and reporting obligations are and remain the Grantee's responsibility and liability and that the Company (i) makes no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of the Restricted Unit Grant, including the grant, vesting or issuance of the Restricted Stock Units and the subsequent sale of Stock acquired; and (ii) does not commit to structure the terms of the grant or any aspect of this Restricted Unit Grant to reduce or eliminate the Grantee's liability regarding tax-related items.

       (x) the terms and conditions of this Restricted Unit Grant shall be governed by and construed in accordance with the laws of the State of Illinois, USA, without taking into account any conflicts of laws provisions.

3.    NON-TRANSFERABILITY

This Restricted Unit Grant is non-transferable otherwise than by the laws of descent and distribution on death.

4. ISSUANCE OF RESTRICTED STOCK UNITS/DIVIDENDS AND STOCK SPLITS

Subject to such rules as may be adopted by the Company and to the discretion of the Company, this Restricted Unit Grant may be paid in an equal number of shares of Stock or in cash in the amount of the fair market value of the Restricted Stock Units based upon the closing price of Stock on the New York Stock Exchange on the trading day immediately preceding the day on which the Restricted Stock Units vest. Dividends, if any, paid with respect to Restricted Stock Units prior to vesting will be reinvested in additional Restricted Stock Units having the same vesting date, and additional Restricted Stock Units will be received by the Grantee in the case of a Stock split or Stock dividend.

5.    Data Privacy Consent

The Grantee consents to the collection, use and transfer of Data as described in this paragraph. The Grantee understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee's participation in the Plan or any other plan of the Company (through this Restricted Unit Grant and any other award which may have been or be in the future granted under the Plan or any such other plan), and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan or any other plan of the Company. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States or Canada. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee's participation in the Plan or any other plan of the Company (through this Restricted Unit Grant and any other award which may have been or be in the future granted under the Plan or any such other plan), including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Stock acquired upon issuance of Stock in accordance with this Restricted Unit Grant or any other award and such Data as may be required for the administration of the Plan or any other plan of the Company and/or the subsequent holding of Stock on his or her behalf. The Grantee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Grantee's ability to realize benefits from this Restricted Unit Grant or other awards.

Annex D

                 INTERNATIONAL DIRECTOR LONG-TERM INCENTIVE PLAN

          [Incorporated by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002]

Annex E

                               SEVERANCE PAY PLAN

  [Incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004]

Annex F

                             BY-LAWS OF THE COMPANY

  [Incorporated by reference to Exhibit 3(u) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002]